UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ÿ

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ÿ

Item 5.07  Submission of Matters to a Vote of Security Holders
(a)	The Annual Meeting of the Riverview Bancorp, Inc. (the "Company") was held on July 26, 2017 ("Annual Meeting").
(b)
There were a total of 22,527,401 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 15,483,652 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposal was submitted by the Board of Directors to a vote of stockholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors:
	FOR		WITHHELD		BROKER NON-VOTES
	No. of votes	Percentage of shares present	No. of Votes	Percentage of shares present	No. of votes
Patrick Sheaffer	13,824,540	89.28	1,659,112	10.72	--
Bess R. Wills	13,864,600	89.54	1,619,052	10.46	--
Bradley J. Carlson	13,903,760	89.80	1,579,892	10.20	--
John A. Karas	14,277,631	92.21	1,206,021	7.79	--
Based on the votes set forth above, Messrs. Karas was duly elected to serve as a director of the Company for a one-year term expiring at the annual meeting of stockholders in 2018 and until his respective successor has been duly elected and qualified. Based on the votes set forth above, Ms. Wills and Messrs. Sheaffer and Carlson were duly elected to serve as directors of the Company for a three-year term expiring at the annual meeting of stockholders in 2020 and until their respective successors have been duly elected and qualified.
The terms of Directors Jerry C. Olson, Gary R. Douglass, Ronald A. Wysaske, Gerald L. Nies and David Nierenberg continued.
(c) None.

Proposal 2. An advisory (non-binding) vote to approve our executive compensation.  This proposal received the following votes:
For	Percentage of shares present	Against	Percentage of shares present	Abstain	Percentage of shares present	Broker Non- Vote
13,534,377	87.41	1,282,180	8.28	667,095	4.31	--
Based on the votes set forth above, the compensation of the Company's named executive officers was approved by stockholders.

Proposal 3. An advisory (non-binding) vote on how often stockholders shall vote on executive compensation.  This proposal received the following votes:
1 Year	Percentage of shares present	2 Years	Percentage of shares present	3 Years	Percentage of shares present	Abstain	Percentage of shares present
13,144,790	84.89	285,541	1.84	1,674,515	10.82	378,806	2.45
Based on the votes set forth above, the vote on how often stockholders shall vote on compensation of the Company's named executive officers was approved by stockholders to be 1 year.

Proposal 4. Adoption of the Riverview Bancorp, Inc. 2017 Equity Incentive Plan. This proposal received the following votes:
For	Percentage of shares present	Against	Percentage of shares present	Abstain	Percentage of shares present	Broker Non- Vote
11,895,588	76.83	3,004,355	19.40	583,709	3.77	--
Based on the votes set forth above, the Riverview Bancorp, Inc. 2017 Equity Incentive Plan was approved by stockholders.

(d)
In light of the voting results on Proposal 3 indicated above, the Company's Board of Directors decided that the Company will hold an annual advisory vote on the compensation of named executive officers.  The Company will continue to hold annual advisory votes until the Company's Board of Directors decides to hold the next shareholder advisory vote on the frequency of advisory votes, which must occur at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: July 26, 2017	/s/Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer (Principal Financial Officer)